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                                                                   EXHIBIT 10.13
                          AMENDED EMPLOYMENT AGREEMENT



         This agreement amends the employment agreement (the "Agreement") between Richard Gelfond (the "Executive") and Imax Corporation (the "Company") dated July 1, 1998, as amended, on the same terms and conditions except as set out below:

1.       TERM.  The term of the Agreement is extended until June 30, 2004.

2. CASH COMPENSATION. The Executive shall be entitled to be paid base salary at the rate of $500,000 per year, plus a bonus of up to two times salary. Such bonus shall be at the discretion of the Board of Directors and shall be based upon the success of the Company in achieving the goals and objectives set by the Board after consultation with the Executive. The Executive shall be considered for a bonus payable in 2003 and 2004 based upon performance to December 31, 2002 and December 31, 2003, respectively, and for a further bonus payable on a pro rata basis for the period from December 31, 2003 to June 30, 2004, unless the Agreement is further extended.

3. STOCK OPTIONS. The Executive shall be entitled to a grant, in accordance with the terms of the Imax Stock Option Plan, of stock options in the amount of 600,000 common shares of the Company. Options to purchase 532,000 shares shall be granted effective April 23, 2002, to vest as to 266,000 shares on each of July 1, 2002 and July 1, 2003. Options to purchase 68,000 shares shall be granted effective June 5, 2002, to vest July 1, 2004. All options will have a 10-year term and shall be governed by the provisions of the Agreement, including for greater certainty the provisions relating to resignation and termination. The vesting of all options here under shall be accelerated upon a "change of control" as defined in the Agreement.

4. The entering into this agreement shall not prejudice any rights or waive any obligation under any other agreement between the Executive and the Company.

DATED as of April 23, 2002.

                                           Richard Gelfond
                                           -------------------------------------
                                           RICHARD GELFOND



                                           IMAX CORPORATION

                                           Per:    Garth M. Girvan
                                           -------------------------------------
                                           Name:   Garth M. Girvan
                                           Title:  Director